UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) October 14, 2010

CARLISLE COMPANIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-9278	31-1168055
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

13925 Ballantyne Corporate Place, Suite 400, Charlotte, NC 28277

(Address of principal executive offices)

704-501-1100

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement

Merger Agreement

On October 14, 2010, Carlisle Companies Incorporated, a Delaware corporation (“Parent”), and Parent’s wholly owned subsidiary, HC Corporation, a Delaware corporation (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Hawk Corporation, a Delaware corporation (the “Company”). Pursuant to the Merger Agreement, Parent and Merger Sub will commence a tender offer (the “Offer”) to purchase all of the issued and outstanding shares of the Company’s Class A common stock (“Company Common Stock”), including the associated Rights (as defined in the Merger Agreement) (each, a “Share” and, collectively, the “Shares”), at a purchase price of $50.00 per share in cash to be followed by a merger of Merger Sub with and into the Company (the “Merger”).

The transactions are expected to be completed during the fourth calendar quarter of 2010. The consummation of the Offer and Merger are subject to various closing conditions, including the tender of a majority of the Shares, the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other customary conditions. The Offer is not subject to a financing condition. The Merger Agreement also includes customary termination provisions for both the Company and Parent and provides that, in connection with the termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $14,500,000.

In connection with the Offer and pursuant to the terms and conditions of the Merger Agreement, the Company granted to Merger Sub an irrevocable option (the “Top-Up Option”), for so long as the Merger Agreement has not been terminated pursuant to its terms, to purchase from the Company up to the number (but not less than that number) of authorized and unissued shares of Company Common Stock equal to the number of shares of Company Common Stock that, when added to the number of Shares owned by Parent, Merger Sub or any subsidiary of Parent at the time of the exercise of the Top-Up Option, constitutes at least one Share more than 90% of the Shares that would be outstanding immediately after the issuance of all shares of Company Common Stock to be issued upon exercise of the Top-Up Option.

A copy of the Merger Agreement is filed herewith as Exhibit 2.1 and incorporated by reference herein. The description of certain terms of the Merger Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the benefit of the parties to the Merger Agreement and (i) may be intended not as statements of fact, but rather as a way of allocating risk among the parties if those statements prove to be inaccurate, (ii) have been qualified by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement, (iii) may apply materiality standards that are different from what may be viewed as material to investors, and (iv) were made only as of the date of the Merger Agreement or such other dates as may be specified in the Merger Agreement and are subject to more recent developments.  In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential disclosure schedule that the parties have exchanged, which has been omitted pursuant to Item 601(b)(2) of Regulation S-K.  Accordingly, these representations and warranties should not be relied upon as characterizations of the actual state of facts or affairs on the date they were made or at any other time.

Tender and Voting Agreements

Concurrently with the execution of the Merger Agreement, and as a condition and inducement to Carlisle entering into the Merger Agreement, three holders of Shares (the “Supporting Stockholders”), including the Company’s Chairman and Chief Executive Officer and two other directors, have each entered into a Tender and Voting Agreement with Carlisle and Merger Sub (the “Tender Agreements”).  Pursuant to the Tender Agreements, each of the Supporting Stockholders has agreed, among other things, (i) to tender in the Offer all of his Shares, (ii) that, in the event a vote of the Company’s stockholders is required in furtherance of the Merger Agreement or the transactions contemplated thereby, including the Merger, he will vote all of his Shares (to the extent any such Shares are not purchased in the Offer) in favor of the approval of the Merger and the adoption of the Merger Agreement and against any proposal inconsistent therewith, and (iii) to consent to the redemption by the Company of all of his shares of the Company’s Series D preferred stock.  The Tender Agreements will automatically terminate upon the termination of the Merger Agreement in accordance with its terms.

The Shares currently owned by the Supporting Stockholders represent in the aggregate approximately 34% of the currently outstanding Shares.  Copies of the Tender Agreements are filed herewith as Exhibit 2.2, Exhibit 2.3 and Exhibit 2.4 and incorporated by reference herein. The description of certain terms of the Tender Agreements set forth herein does not purport to be complete and is qualified in its entirety by reference to the Tender Agreements.

Item 7.01       Regulation FD Disclosure

On October 15, 2010, Parent and the Company issued a joint press release announcing entry into a definitive agreement to acquire the Company. A copy of the joint press release is furnished as Exhibit 99.1 to this report and incorporated by reference in this Item 7.01. Parent will hold a conference call and webcast today at 10:30 a.m. Eastern Time (see information in the press release attached hereto as Exhibit 99.1 under “Conference Call and Webcast”). A copy of the presentation to be discussed at the conference call and webcast is being furnished pursuant to Regulation FD as Exhibit 99.2 and is incorporated by reference in this Item 7.01, and the presentation also can be accessed at the Investor Relations section of Parent’s website (www.carlisle.com/investors/conference_call.html).

Important Additional Information Will Be Filed with the Securities and Exchange Commission

This current report is not an offer to purchase or a solicitation of an offer to sell any securities of the Company.  The Offer has not yet been commenced.  Upon commencement of the Offer, Parent will mail to the Company’s stockholders an offer to purchase and related materials and the Company will mail to the Company’s stockholders a solicitation/recommendation statement with respect to the tender offer.  Parent will file its offer to purchase with the Securities and Exchange Commission (the “SEC”) on Schedule TO and the Company will file its solicitation/recommendation statement with the SEC on Schedule 14D-9.  The Company’s stockholders are urged to read these materials carefully when they become available since they will contain important information, including the terms and conditions of the Offer.  The Company’s stockholders may obtain a free copy of these materials (when available) and other documents filed by Parent or the Company with the SEC at the website maintained by the SEC at www.sec.gov.  The offer to purchase and related materials, the solicitation/recommendation statement, the Schedule TO, and the Schedule 14D-9 may also be obtained (when available) for free by contacting the information agent for the tender offer (when one is selected).

Item 9.01       Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of October 14, 2010, among Carlisle Companies Incorporated, HC Corporation and Hawk Corporation.

2.2	Tender and Voting Agreement, dated as of October 14, 2010, among Carlisle Companies Incorporated, HC Corporation and Ronald E. Weinberg.

2.3	Tender and Voting Agreement, dated as of October 14, 2010, among Carlisle Companies Incorporated, HC Corporation and Norman C. Harbert.

2.4	Tender and Voting Agreement, dated as of October 14, 2010, among Carlisle Companies Incorporated, HC Corporation and Byron S. Krantz.

99.1	Press release issued October 15, 2010.

99.2	Presentation dated October 15, 2010.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 15, 2010		CARLISLE COMPANIES INCORPORATED

	By:	/s/ Steven J. Ford
Steven J. Ford, Vice President
and Chief Financial Officer